EXHIBIT 99.1

GS MORTGAGE SECURITIES CORP.,

as Depositor

GSR Trust 2005-HEL1,

as Issuer

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Indenture Trustee

GREENPOINT MORTGAGE FUNDING, INC.,

as Originator and Servicer

and

GOLDMAN SACHS MORTGAGE COMPANY,

as Seller

SALE AND SERVICING AGREEMENT

Dated as of December 29, 2005

GS Mortgage Securities Corp.

GSR Trust 2005-HEL1,

Mortgage-Backed Notes, Series 2005-HEL1

ARTICLE I DEFINITIONS

Section 1.01.	Definitions
Section 1.02.	Other Definitional Provisions.

ARTICLE II CONVEYANCE OF HELOCS

Section 2.01.	Conveyance of HELOCs; Obligation to Fund Advances Under Credit Line Agreements.
Section 2.02.	Acceptance of HELOCs by the Issuer.
Section 2.03.	Grant Clause.
Section 2.04.	Substitution of HELOCs
Section 2.05.	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06.	Representations and Warranties Concerning the Depositor
Section 2.07.	Representations and Warranties of GreenPoint.
Section 2.08.	Representations and Warranties Regarding the HELOCs; Discovery of Breach.
Section 2.09.	Representations and Warranties of the Seller.
Section 2.10.	Assignment of Agreement

ARTICLE III ADMINISTRATION OF HELOCS

Section 3.01.	The Servicer
Section 3.02.	Collection of Certain HELOC Payments; Remittances.
Section 3.03.	Withdrawals from the Collection Account
Section 3.04.	Maintenance of Hazard Insurance; Property Protection Expenses
Section 3.05.	Assumption and Modification Agreements
Section 3.06.	Indenture Trustee to Cooperate
Section 3.07.	Servicing Compensation; Payment of Certain Expenses by Servicer
Section 3.08.	Annual Statement as to Compliance.
Section 3.09.	Annual Servicing Report
Section 3.10.	Access to Certain Documentation and Information Regarding the HELOCs.
Section 3.11.	Maintenance of Certain Servicing Insurance Policies
Section 3.12.	Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property
Section 3.13.	Reporting Requirements
Section 3.14.	Matters Relating to MERS Loans.
Section 3.15.	Loan Data Remittance Report

ARTICLE IV ACCOUNTS

Section 4.01.	Payment Account
Section 4.02.	[Reserved].
Section 4.03.	[Reserved].
Section 4.04.	Permitted Withdrawals and Transfers from the Payment Account
Section 4.05.	Net WAC Cap Rate Carryover Reserve Account.
Section 4.06.	The Certificate Distribution Account.

ARTICLE V THE SERVICER AND THE DEPOSITOR

Section 5.01.	Liability of the Servicer and the Depositor

Section 5.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer
Section 5.03.	Limitation on Liability of the Servicer and Others
Section 5.04.	Servicer Not to Resign
Section 5.05.	Delegation of Duties
Section 5.06.	Indemnification of the Trust by the Servicer
Section 5.07.	Limitation on Liability of the Depositor

ARTICLE VI EVENTS OF SERVICER TERMINATION

Section 6.01.	Events of Servicing Termination
Section 6.02.	Indenture Trustee to Act; Appointment of Successor.
Section 6.03.	Notification to Noteholders and Certificateholders
Section 6.04.	Additional Remedies of Indenture Trustee Upon Event of Servicer Termination
Section 6.05.	Waiver of Defaults
Section 6.06.	Directions by Securityholders and Duties of Indenture Trustee During Event of Servicer Termination
Section 6.07.	Action Upon Certain Failures of the Servicer and Upon Event of Servicer Termination
Section 6.08.	Preparation of Reports.

ARTICLE VII MISCELLANEOUS PROVISIONS

Section 7.01.	Amendment
Section 7.02.	Recordation of Agreement
Section 7.03.	Governing Law
Section 7.04.	Notices
Section 7.05.	Severability of Provisions
Section 7.06.	Successors and Assigns
Section 7.07.	Article and Section Headings
Section 7.08.	Counterparts
Section 7.09.	Notice to Rating Agencies
Section 7.10.	Termination
Section 7.11.	No Petition
Section 7.12.	No Recourse
Section 7.13.	Additional Terms Regarding Indenture
Section 7.14.	Third Party Beneficiary
Section 7.15.	Limitation of Liability
Section 7.16.	Benefit of Agreement
Section 7.17.	Information Verification

EXHIBITS

Exhibit A	-	HELOC Schedule
Exhibit B	-	Request for Release of Documents

SALE AND SERVICING AGREEMENT

Sale and Servicing Agreement dated as of December 29, 2005 (the “Agreement”), among GS Mortgage Securities Corp., a Delaware corporation, as depositor (the “Depositor”), GSR Trust 2005-HEL1, a Delaware statutory trust, as issuer (the “Issuer”), Deutsche Bank National Trust Company, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), GreenPoint Mortgage Funding, Inc., a New York corporation, as servicer (in such capacity, the “Servicer”), and as originator (in such capacity, the “Originator”), and Goldman Sachs Mortgage Company, a New York limited partnership, as seller (the “Seller”).

PRELIMINARY STATEMENT

WHEREAS, the Seller has acquired certain home equity lines of credit (the “HELOCs”) from the Originator and at the Closing Date is the owner of the HELOCs and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate;

WHEREAS, on the Closing Date, the Depositor will acquire the HELOCs from the Seller in consideration for its transfer to the Seller of the Certificates and the proceeds from the sale of the Notes;

WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Certificates from the Issuer, as consideration for its transfer to the Issuer of the HELOCs and the other property constituting the Trust Estate;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the HELOCs and the other property constituting the Trust Estate;

WHEREAS, pursuant to the Indenture, the Issuer will pledge the HELOCs and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

WHEREAS, the HELOCs will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $740,095,437.10.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, each of the Depositor, the Issuer, the Servicer, the Seller and the Indenture Trustee undertakes and agrees to perform their respective duties hereunder as follows:

ARTICLE I

Definitions

Section 1.01.    Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in Appendix A to the Indenture, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.	Other Definitional Provisions.

(a)          All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of HELOCs

Section 2.01.     Conveyance of HELOCs; Obligation to Fund Advances Under Credit Line Agreements.

(a)          As of the Closing Date, in consideration of the Issuer’s delivery of the proceeds from the sale of the Notes, and the Certificates, to the Seller, and concurrently with the execution and delivery of this Agreement, the Seller does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, and the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, and the Issuer, pursuant to the Indenture, is granting to the Indenture Trustee, all of its right, title and interest in and to the HELOCs, other than with respect to the Draws made after the Closing Date. Such conveyances include, without limitation, (i) each HELOC, including its principal balance and all collections in respect thereof received after the Cut-Off Date (excluding interest collections due on or prior to the Cut-Off Date and Draws made after the Closing Date, except to the extent such Draws are transferred to the Trust Estate pursuant to clause (b) below); (ii) property that secured a HELOC that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Originator’s rights under the Insurance Policies; (iv) the Collection Account and the Payment Account; and (v) any proceeds of the foregoing and any other property owned by the Trust and all other assets included or to be included in the Issuer for the benefit of Noteholders and the Certificateholders; provided, however, none of the Depositor, the Issuer, the Indenture Trustee, the Servicer or the Seller assumes or shall assume the obligation under any Credit Line Agreement that provides for the funding of Draws to the Mortgagor thereunder, and none of the Depositor, the Issuer, the Indenture Trustee, the Servicer or the Seller shall be obligated or permitted to fund any such Draws. The Indenture Trustee declares that, subject to the Custodian’s review provided for in Section 2.02, it, or the Custodian on its behalf, has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and for the purposes and subject to the terms and conditions set forth in this Agreement and the Indenture, and, concurrently with such receipt, the Issuer has issued and delivered the Notes to or upon the order of the Depositor, in exchange for the Trust Estate. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Issuer without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the holders of the Notes, the Class X Certificates and the Class R Certificates. The Issuer acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Notes, the Class X Certificates and the Class R Certificates.

(b)          Each additional Draw on the HELOCs shall be funded by the Originator pursuant to its obligations under the related Credit Line Agreement. The Originator hereby confirms its obligation, as Originator, to fund additional Draws. On a designated Remittance Date (as defined in the Master PSA), GreenPoint shall, to the extent set forth in the Master PSA, deliver to the Indenture Trustee its monthly remittance report, which shall indicate the aggregate Draws funded by GreenPoint. At the end of the related Due Period, the Indenture Trustee shall, on behalf of the Trust, purchase the entire balance of such additional Draws from GreenPoint at a fixed purchase price equal to such balance of additional Draws, such purchase price to be funded (i) during the Managed Amortization Period, first, from collections of principal deposited in the Collection Account managed by the Servicer and, second, to the extent that the purchase price for such additional Draws exceeds such principal amount on deposit in the Collection Account on such day, by amounts contributed to a reserve fund by the Holder of the Class S Certificate, and (ii) during the Rapid Amortization Period, by amounts contributed to a reserve fund by the Holder of the Class S Certificate.  After such transfer, the Draws shall be part of the Trust Estate. GreenPoint shall be the initial Holder of the Class S Certificate.

Each of the Originator, the Servicer and the Seller acknowledge that the provisions of this Section 2.01(b) restate and supersede the provisions of Section 4.16 of the Master PSA.

(c)          It is agreed and understood by the Seller, the Depositor and the Issuer (and the Depositor so represents and recognizes) that it is not intended that any HELOC to be included in the Trust Estate be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005; or (v) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6c Revised, Appendix E attached hereto as Exhibit 6).

(d)          In connection with such transfers and assignments of the HELOCs, the Seller shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each HELOC so transferred and assigned on or before the Closing Date:

(i)	the original Credit Line Agreement;

(ii)          if such HELOC is not a MERS Mortgage Loan, an original Assignment of Mortgage in blank;

(iii)        (A) if such HELOC is not a MERS Mortgage Loan, the original recorded Mortgage or, if in connection with such HELOC, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Originator shall deliver or cause to be delivered to the Custodian, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, a certification of the Originator, title company, escrow agent or closing attorney stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded, and (B) if such HELOC is a MERS Mortgage Loan, the original Mortgage, noting the presence of the “Mortgage Identification Number” of such MERS Mortgage Loan;

(iv)         if such HELOC is not a MERS Mortgage Loan, if applicable, the original Intervening Assignments, if any, with evidence of recording thereon, showing a complete chain of title to the related Mortgage from the Mortgagor to the related Originator (and endorsed in blank in accordance with clause (ii) above) or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, a certification of the Originator, title company, escrow agent or closing attorney stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

(v)          either a title insurance policy or guaranty title with respect to the related Mortgaged Property;

(vi)	the original of any guaranty executed in connection with such HELOC;

(vii)       the original of each assumption, modification or consolidation agreement, if any, relating to such HELOC; and

(viii)      any security agreement, chattel mortgage or equivalent instrument executed in connection with the related Mortgage.

(e)          (i)          Upon the occurrence of a Recordation Event, the Originator shall submit to the appropriate recording offices Assignments of Mortgage to the Indenture Trustee on behalf of the Trust, which may be blanket assignments if permitted by applicable law, for the HELOCs. In lieu of recording any such Assignments of Mortgage, the Originator may provide to the Indenture Trustee an Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee, to the effect that recordation of an Assignment of Mortgage in the state where the related Mortgaged Property is located is not necessary to protect the interests of the Owner Trustee, the Indenture Trustee or the Securityholders in the related Mortgage. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Originator shall submit each such Assignment of Mortgage for recording.

(ii)          In instances where a title insurance policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (d)(v) above and is not so delivered, the Seller shall provide a copy of such title insurance policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(iii)         For HELOCs (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith shall deliver to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to this Agreement have been so deposited. All original documents that are not delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee shall be held by the Servicer in trust for the benefit of the Indenture Trustee and the Securityholders.

Section 2.02.	Acceptance of HELOCs by the Issuer.

(a)          The Issuer acknowledges the sale, transfer and assignment of the Trust Estate to it by the Depositor and receipt of, subject to further review by the Custodian and the exceptions which may be noted by the Custodian on behalf of the Indenture Trustee, pursuant to the procedures described below, and the Issuer will cause the Custodian to hold, the documents (or certified copies thereof) delivered to the Custodian, pursuant to Section 2.01, and any amendments, replacements or supplements thereto and all other assets of the Trust Estate delivered to it, in trust for the use and benefit of all present and future Holders of the Notes issued pursuant to the Indenture and the Certificates issued pursuant to the Trust Agreement. On the Closing Date, with respect to the HELOCs, in accordance with the Custodial Agreement, the Custodian shall acknowledge with respect to each HELOC by delivery to the Depositor, the Seller, the Servicer, the Indenture Trustee and the Issuer of an Initial Certification, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or with respect to any substitute HELOC, within five Business Days after the receipt by the Custodian thereof), the Custodian, in accordance with the Custodial Agreement, shall review each Mortgage File delivered to it and shall execute and deliver to the Depositor, the Seller, the Servicer, the Indenture Trustee and the Issuer an Interim Certification. In conducting such review, the Custodian will ascertain whether all documents required to be reviewed by it have been executed and received, and based on the HELOC Schedule, whether the Mortgage Notes relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the HELOCs it has received, as identified in the HELOC Schedule. In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File has not been executed or received, or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the HELOCs identified in Exhibit A, or does not conform on its face to the review criteria specified in this Section (a “Material Defect”), the Custodian shall notify the Originator, the Seller, the Depositor, the Servicer, the Issuer and the Indenture Trustee of such Material Defect in writing. In accordance with the Master PSA, the Originator shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Custodian of the defect and if the Originator fails to correct or cure the Material Defect within such period, the Indenture Trustee shall enforce the Originator’s obligation under the Master PSA to provide a substitute HELOC or purchase such HELOC at the Repurchase Price; provided, however, that if such Material Defect relates solely to the inability of the Originator to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Originator shall not be required to purchase or replace such HELOC if the Originator delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase or substitution obligation shall not apply in the event that the Originator cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Originator shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Custodian shall be effected by the Originator within thirty days of its receipt of the original recorded document.

(b)          No later than 180 days after the Closing Date, the Custodian, in accordance with the Custodial Agreement, will review the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Originator, the Depositor, the Seller, the Servicer, the Indenture Trustee and the Issuer a Final Certification. In conducting such review, the Custodian will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian finds a Material Defect, the Custodian shall promptly notify the Originator, the Seller, the Depositor, the Servicer, the Issuer and the Indenture Trustee in writing (provided, however, that with respect to those documents described in subsections (d)(iv) and (v)-(viii) of Section 2.01, the Custodian’s obligations shall extend only to the documents actually delivered to the Custodian pursuant to such subsections). In accordance with the Master PSA, the Originator shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian or the Indenture Trustee of the Material Defect and if the Originator is unable to cure such Material Defect within such period, and if such Material Defect materially and adversely affects the interests of the Noteholders or Certificateholders in the related HELOC, the Indenture Trustee shall enforce the Originator’s obligation under the Master PSA to provide a substitute HELOC or purchase such HELOC at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Originator to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Originator shall not be required to purchase or replace such HELOC, if the Originator delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase or substitution obligation shall not apply in the event that the Originator cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Originator shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Custodian on behalf of the Indenture Trustee shall be effected by the Originator within thirty days of its receipt of the original recorded document.

(c)          In the event that a HELOC is purchased by the Originator in accordance with Subsections 2.02(a) or (b) above, the Originator shall remit to the Servicer the Repurchase Price for deposit in the Collection Account and the Originator shall provide to the Servicer and the Indenture Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Collection Account, the Depositor shall notify the Indenture Trustee, the Custodian and the Indenture Trustee (upon receipt of a Request for Release in the form of Exhibit B attached hereto with respect to such HELOC and certification that the Repurchase Price has been deposited in the Collection Account and any Opinion of Counsel required under Section 2.05) shall cause the Custodian to release to the Originator the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Originator, as are necessary to vest in the Originator title to and rights under the HELOC. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Collection Account. The Servicer shall amend the HELOC Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor, the Indenture Trustee and the Custodian, to reflect such repurchase and shall promptly deliver to the Rating Agencies, the Indenture Trustee, the Custodian and the Issuer a copy of such amendment. The obligation of the Originator to repurchase or substitute for any HELOC a substitute HELOC as to which such a Material Defect in a constituent document exists shall be the sole remedy respecting such Material Defect available to the Issuer, the Noteholders, the Certificateholders or to the Indenture Trustee or Owner Trustee, as applicable, on their behalf.

Section 2.03.	Grant Clause.

(a)          It is intended that the conveyance by the Seller to the Depositor and by the Depositor to the Issuer of the HELOCs, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuer of the HELOCs and other assets in the Trust Estate for the benefit of the Securityholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the HELOCs by the Seller to the Depositor and by the Depositor to the Issuer to secure a debt or other obligation of the Seller or the Depositor. However, in the event that the HELOCs are held to be property of the Depositor or the Seller or if for any reason this Agreement is held or deemed to create a security interest in the HELOCs and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or other applicable UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Seller to the Depositor and by the Depositor to the Issuer of a security interest in all of the Depositor’s or the Seller’s, as applicable, right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the HELOCs and Mortgage Files, including the Credit Line Agreements, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the HELOCs in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, the Net WAC Cap Rate Carryover Reserve Account and the Payment Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Seller to the Depositor and by Depositor to the Issuer of any security interest in any and all of the Depositor’s or Seller’s, as applicable, right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (D); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Credit Line Agreements, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other applicable UCC and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b)          The Seller and, at the Seller’s direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the HELOCs and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Issuer, and the Issuer shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the UCC to perfect the Issuer’s security interest in or lien on the HELOCs as evidenced by an Officer’s Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer (such preparation and filing shall be at the expense of the Owner Trustee, if occasioned by a change in the Owner Trustee’s name), (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any HELOC.

None of the Seller, the Depositor or the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Seller, the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the HELOCs. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Seller, the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee (who shall not be obligated to make such filing), to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

(c)          Neither the Seller nor the Depositor shall take any action inconsistent with the sale by the Seller and Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each HELOC and the other property of the Trust is held by the Issuer. In addition, the Seller shall respond to any inquiries from third parties with respect to ownership of a HELOC or any other property of the Trust Estate by stating that it is not the owner of such HELOC and that ownership of such HELOC or other property of the Trust Estate is held by the Issuer on behalf of the Securityholders.

Section 2.04.              Substitution of HELOCs. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a HELOC pursuant to the Master PSA or Sections 2.02 or 2.03 of this Agreement, the Originator may, no later than the date by which such purchase by the Originator would otherwise be required, tender to the Indenture Trustee a substitute HELOC, if such substitution occurs within two years following the Closing Date, accompanied by a certificate of an authorized officer of the Originator, delivered to the Indenture Trustee, that such substitute HELOC conforms to the requirements set forth in this Agreement and the Master PSA. The Indenture Trustee shall cause the Custodian to examine the Mortgage File for any substitute HELOC in the manner set forth in Section 2.02(a) and the Indenture Trustee shall cause the Custodian to notify the Originator, in writing, within five Business Days after receipt, whether or not the documents relating to the substitute HELOC satisfy the requirements of Section 2.02. Within two Business Days after such notification, the Originator shall provide to the Servicer for deposit in the Collection Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the HELOC for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the substitute HELOC, after giving effect to Scheduled Principal due on such date, which amount (the “Substitution Adjustment Amount”) shall be treated for the purposes of this Agreement as if it were the payment by the Originator of the Repurchase Price for the purchase of a HELOC by the Originator. After such notification to the Originator and, if any such excess exists, upon receipt of certification from the Servicer (set forth in a Request for Release) that such excess has been deposited in the Collection Account, the Indenture Trustee shall accept such substitute HELOC which shall thereafter be deemed to be a HELOC hereunder. In the event of such a substitution, accrued interest on the substitute HELOC for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Estate and accrued interest for such month on the HELOC for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Originator. The Scheduled Principal Balance on a substitute HELOC due on the Due Date in the month of substitution shall be the property of the Originator and the Scheduled Principal Balance on the HELOC for which the substitution is made due on such Due Date shall be the property of the Trust Estate. Upon acceptance of the substitute HELOC (and delivery to the Indenture Trustee and the Custodian of a Request for Release for such HELOC and any Opinion of Counsel required under Section 2.05), the Indenture Trustee shall cause the Custodian to release to the Originator the related Mortgage File related to any HELOC released pursuant to the Master PSA or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Originator title to and rights under any HELOC released pursuant to the Master PSA or this Section 2.04, as applicable. The Originator shall deliver to the Custodian the documents related to the substitute HELOC in accordance with the provisions of the Master PSA and Section 2.02(b) of this Agreement, as applicable, with the date of acceptance of the substitute HELOC deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Master PSA shall be deemed to have been made by the Originator with respect to each substitute HELOC as of the date of acceptance of such HELOC by the Indenture Trustee. The Servicer shall amend the HELOC Schedule to reflect such substitution and shall provide a copy of such amended HELOC Schedule to the Issuer, the Indenture Trustee, the Custodian and the Rating Agencies. Notwithstanding anything to the contrary, no substitution shall occur unless such substitution takes place prior to two years following the Closing Date.

Section 2.05.    Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)          Notwithstanding any contrary provision of this Agreement, with respect to any HELOC that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.04 shall be made unless the Originator delivers to the Indenture Trustee and the Owner Trustee an Opinion of Counsel, addressed to the Indenture Trustee and Owner Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of any REMIC created pursuant to the Indenture or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created pursuant to the Indenture to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding. Any HELOC as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such HELOC and (b) receipt by the Indenture Trustee and Owner Trustee of an Opinion of Counsel addressed to the Indenture Trustee and Owner Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)          Upon discovery by the Depositor, the Originator, the Seller or the Servicer that any HELOC does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Indenture Trustee and Owner Trustee. In connection therewith, the Indenture Trustee and Owner Trustee shall require the Originator, at its option, to either (i) substitute, if the conditions in Section 2.04 with respect to substitutions are satisfied, a substitute HELOC for the affected HELOC, or (ii) repurchase the affected HELOC within 90 days of such discovery in the same manner as it would a HELOC for a breach of representation or warranty in accordance with Section 2.03. The Indenture Trustee shall reconvey to the Originator the HELOC to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a HELOC repurchased for breach of a representation or warranty in accordance with Section 2.02 or 2.03.

Section 2.06.     Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee and the Servicer as follows:

(i)           the Depositor (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign company to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)          the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of formation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)          this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)         there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement; or

(vii)       with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(viii)      immediately prior to the transfer and assignment to the Issuer, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such HELOC to the Issuer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

Section 2.07.	Representations and Warranties of GreenPoint.

(a)          GreenPoint in its capacity as Servicer and Originator hereby represents and warrants to the Depositor, the Issuer, the Seller and the Indenture Trustee, for the benefit of the Securityholders, as of the Closing Date that:

(i)           GreenPoint is a New York corporation, validly existing and in good standing under the laws of the State of New York, and has the corporate power to own its assets and to transact the business in which it is currently engaged. GreenPoint is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of GreenPoint;

(ii)          GreenPoint has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of GreenPoint enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        GreenPoint is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv)         The execution, delivery and performance of this Agreement by GreenPoint will not violate any provision of any existing law or regulation or any order or decree of any court applicable to GreenPoint or any provision of the Certificate of Incorporation or Bylaws of GreenPoint, or constitute a material breach of any mortgage, indenture, contract or other agreement to which GreenPoint is a party or by which GreenPoint may be bound;

(v)          No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of GreenPoint threatened, against GreenPoint or any of its properties or with respect to this Agreement or the Notes;

(vi)         GreenPoint is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and GreenPoint does not intend to incur, nor does GreenPoint believe that it has incurred, debts beyond its ability to pay as they mature. GreenPoint does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of GreenPoint or any of its respective assets;

(vii)       GreenPoint is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such HELOCs are registered with MERS;

(viii)	GreenPoint is not aware of any judgment or tax lien filings against it.

(ix)         GreenPoint is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(x)          GreenPoint is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by GreenPoint of its obligations under this Agreement;

(xi)         No litigation is pending or, to the best of GreenPoint’s knowledge, threatened against GreenPoint which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(xii)       GreenPoint is a Fannie Mae- or FHLMC-approved seller/servicer. GreenPoint is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, meets the minimum capital requirements, if applicable, set forth by the OCC, and is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make GreenPoint unable to comply with eligibility requirements or which would require notification to either Fannie Mae and Freddie Mac;

(xiii)      the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of GreenPoint;

(xiv)      the information about GreenPoint under the headings “The Mortgage Loan Pool—HELOC Terms,” “The Mortgage Loan Pool—GreenPoint Underwriting Guidelines” and “The Servicer—GreenPoint” in the Prospectus relating to GreenPoint does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)          It is understood and agreed that the representations and warranties set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement. GreenPoint shall indemnify the Depositor, the Issuer, the Seller and the Indenture Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the GreenPoint’s representations and warranties contained in Section 2.07(a). It is understood and agreed that the enforcement of the obligation of GreenPoint set forth in this Section 2.07 to indemnify the Depositor, the Issuer, the Seller and the Indenture Trustee as provided in this Section 2.07 constitutes the sole remedy (other than as set forth in the Master PSA) of the Depositor, the Issuer, the Seller and the Indenture Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of GreenPoint as Servicer hereunder, the resignation or removal of the Indenture Trustee and any termination of this Agreement.

Any cause of action against GreenPoint relating to or arising out of the breach of any representations and warranties made in this Section 2.07 shall accrue upon discovery of such breach by the Depositor, the Servicer, the Indenture Trustee, the Seller or the Issuer or notice thereof by any one of such parties to the other parties.

Section 2.08.    Representations and Warranties Regarding the HELOCs; Discovery of Breach.

The Originator hereby makes the representations and warranties set forth in Sections 3.01 and 3.02 of the Master PSA to the Depositor, the Issuer, the Seller and the Indenture Trustee, for the benefit of the Noteholders, as of the Closing Date. It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 of the Master PSA and by incorporation this Section 2.08, shall each survive delivery of the Mortgage Files and the assignment of each HELOC to the Indenture Trustee and shall continue throughout the term of this Agreement.

Section 2.09.	Representations and Warranties of the Seller.

(a)          The Seller hereby represents and warrants to the Servicer, the Depositor, the Issuer, the Owner Trustee and the Indenture Trustee, for the benefit of the Securityholders, as of the Closing Date or such other date as is specified, that:

(i)           This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)          Immediately prior to the transfer by the Seller to the Depositor of each HELOC, the Seller had good and equitable title to each HELOC subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)        As of the Closing Date, the Seller has transferred all of its right, title and interest in the HELOCs to the Depositor;

(iv)         The Seller has not transferred the HELOCs to the Depositor with any intent to hinder, delay or defraud any of its creditors;

(v)          The Seller has been duly organized and is validly existing as a limited liability partnership in good standing under the laws of New York, with full power and authority to own its assets and conduct its business as presently being conducted;

(vi)         The HELOCs constitute either “promissory notes” or “payment intangibles” within the meaning of the UCC;

(vii)       The Seller has obtained all necessary consents and approvals required to enter into and perform its obligations under, this Agreement, including the sale of the HELOCs hereunder;

(viii)      The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the HELOCs granted to the Indenture Trustee pursuant to the Indenture;

(ix)         Other than the sale of the HELOCs hereunder, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the HELOCs. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the HELOCs other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to the Indenture or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller; and

(x)          It is understood and agreed that the representations and warranties set forth in (1) through (9) above shall survive the transfer of the HELOCs to the Trust.

(b)          It is understood and agreed that the representations and warranties of the Seller set forth in Sections 2.09(a)(1) through (9) shall survive the execution and delivery of this Agreement. The Seller shall indemnify the Servicer, the Seller, the Owner Trustee, the Indenture Trustee, and the Issuer and hold each of the Servicer, the Depositor, the Indenture Trustee and the Issuer harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in Sections 2.09(a)(1) through (9) hereof. It is understood and agreed that the enforcement of the obligation of the Seller set forth in this Section 2.09 to indemnify the Servicer, the Owner Trustee, the Indenture Trustee and the Issuer as provided in this Section 2.09 constitutes the sole remedy of the Indenture Trustee, the Servicer, the Owner Trustee and the Issuer with respect to a breach by the Seller of the representations and warranties in Sections 2.09(a)(1) through (9) hereof.

Any cause of action against the Seller relating to or arising out of the breach of the representations and warranties made in Sections 2.09(a)(1) through (9) hereof shall accrue upon discovery of such breach by the Issuer, the Servicer, the Seller or the Indenture Trustee

Section 2.10.  Assignment of Agreement. The Seller and the Depositor hereby acknowledge and agree that the Issuer may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Seller or the Depositor, and the Indenture Trustee shall succeed to such of the rights of the Issuer hereunder as shall be so assigned. The Issuer shall, pursuant to the Indenture, assign all of its right, title and interest in and to the HELOCs and its right to exercise the remedies created by Article II of this Agreement for breaches of the representations, warranties, agreements and covenants of the Originator contained in the Master PSA, to the Indenture Trustee, for the benefit of the Noteholders. The

Originator agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee, and the Indenture Trustee may enforce, without joinder of the Depositor or the Issuer, the repurchase obligations of the Originator set forth herein and in the Master PSA with respect to breaches of such representations, warranties, agreements and covenants. Any such assignment to the Indenture Trustee shall not be deemed to constitute an assignment to the Indenture Trustee of any obligations or liabilities of the Issuer under this Agreement.

ARTICLE III

Administration of HELOCs

Section 3.01.     The Servicer. (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the HELOCs and perform the other actions under this Agreement. The Servicer shall service and administer the HELOCs in a manner consistent with the terms of this Agreement and the Master PSA and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trust, the Indenture Trustee, the Noteholders and the Certificateholders the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a HELOC shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trust, to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the HELOCs and with respect to the Mortgaged Properties and to make deposits to and withdrawals from the Collection Account. The Indenture Trustee and the Owner Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and consistent with the Indenture Trustee’s internal policies. The Indenture Trustee shall not be liable for the Servicer’s use or misuse of such powers of attorney. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

(i)           such Mortgage succeeded to a first lien position after the related HELOC was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related HELOC was originated; or

(ii)          the Mortgage relating to such HELOC was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such HELOC;

provided, further, that such senior lien does not secure a note that provides for negative amortization.

The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trust under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b)          In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer, without charge, or assume the terminated Servicer’s rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

Section 3.02.	Collection of Certain HELOC Payments; Remittances.

(a)          The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the HELOCs, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the HELOCs. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such HELOCs and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with prudent and customary business practice for enhancing recoveries with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such HELOCs will be included in the information regarding delinquent HELOCs set forth in the Servicing Certificate and monthly statement to Noteholders.

(b)          On the Closing Date, the Servicer shall open and shall thereafter maintain a segregated account held in trust in the name of the Indenture Trustee (the “Collection Account”), entitled “Collection Account, Deutsche Bank National Trust Company, as indenture trustee, in trust for Holders of the GSR Trust 2005-HEL1, Mortgage-Backed Notes, Series 2005-HEL1.” The Collection Account shall relate solely to the Notes and Certificates issued by the Issuer, and funds in such Collection Account shall not be commingled with any other monies.

(c)          The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Servicer shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(d)          The Servicer shall give to the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee in trust for the Noteholders under this Agreement. On each Remittance Date, the entire amount on deposit in the Collection Account relating to the HELOCs (subject to permitted withdrawals set forth in Section 3.03), other than amounts not included in the remittance amount for such Payment Date, shall be remitted to the Indenture Trustee for deposit into the Payment Account by wire transfer in immediately available funds.

(e)          The Servicer shall deposit into the Collection Account within one Business Day following receipt thereof the following payments and collections received or made by it (without duplication):

(i)	all collections on and in respect of the HELOCs;

(ii)          the amounts, if any, deposited to the Collection Account pursuant to Section 3.04;

(iii)	Net Liquidation Proceeds;
(iv)	Insurance Proceeds;
(v)	any amounts required to be deposited therein pursuant to Section 6.01;
(vi)	the Repurchase Price of any HELOC repurchased by the Originator;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the HELOCs, the Servicing Fee for such Due Period. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the HELOCs need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer or the as additional servicing compensation. If the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

(f)           Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Servicer, which shall mature not later than one Business Day prior to the next Deposit Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee and the Securityholders. All income and gain realized from any Eligible Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.01, and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.

Section 3.03.    Withdrawals from the Collection Account. The Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)           to reimburse itself for Servicing Advances made by it; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular HELOC (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) it being understood, in the case of any such reimbursement, that the Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(ii)          to reimburse itself from Liquidation Proceeds for Liquidation Expenses in good faith in connection with the restoration of damaged property and, to the extent that

Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related HELOC, together with accrued and unpaid interest thereon at the applicable Loan Rate less the applicable Servicing Fee Rate for such HELOC to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related HELOC and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that the Servicer’s right thereto shall be prior to the rights of the Securityholders;

(iii)         pay to the Depositor, the Seller or the Originator, as applicable, with respect to each HELOC or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Servicing Advances to the extent specified in the definition of Repurchase Price;

(iv)         subject to Section 6.01, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(v)          on each Remittance Date, to make payment to the Indenture Trustee for deposit into the Payment Account of the remittance amount for the related Payment Date;

(vi)         to make payment to itself, the Indenture Trustee, the Custodian, the Administrator and others pursuant to any provision of this Agreement, the Indenture, the Custodial Agreement or the Administration Agreement;

(vii)	to withdraw funds deposited in error in the Collection Account;
(viii)	to clear and terminate the Collection Account pursuant to Section 7.10;

(ix)         to reimburse a successor servicer (solely in its capacity as successor servicer), for any fee, expense or advance occasioned by a termination of the Servicer, and the assumption of such duties by the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee pursuant to Section 6.01, in each case to the extent not reimbursed by the terminated Servicer, it being understood, in the case of any such reimbursement or payment, that the right of such successor Servicer or the Indenture Trustee to be reimbursed thereto shall be prior to the rights of the Securityholders.

In connection with withdrawals pursuant to subclauses (i), (ii) and (iv) above, the Servicer’s, or such other Person’s entitlement thereto is limited to collections or other recoveries on the related HELOC. The Servicer shall therefore keep and maintain a separate accounting for each HELOC it services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (ii) and iv).

On each Remittance Date the Servicer shall withdraw the remittance amount for the related Payment Date and remit such amount to the Indenture Trustee for deposit into the Payment Account.

Section 3.04.    Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each HELOC hazard insurance naming the Servicer or its successors or assigns as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such HELOC from time to time or (ii) the combined principal balance owing on such HELOC and any mortgage loan senior to such HELOC from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such HELOC and any mortgage loan senior to such HELOC at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related HELOC shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a HELOC, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the HELOCs in an aggregate amount prudent under industry standards, it shall (a) conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and (b) if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account without right of reimbursement, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

Section 3.05.   Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such HELOC consistent with the then current practice of the Servicer and without regard to the inclusion of such HELOC in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Credit Line Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Indenture Trustee that any assumption and modification agreement has been completed by delivering to the Indenture Trustee an Officer’s Certificate signed by a Servicing Officer certifying that such agreement is in compliance with this Section 4.05 and by forwarding to the Custodian the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Credit Line Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Credit Line Agreement. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

Section 3.06.    Indenture Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Indenture Trustee, on behalf of the Trust, of the payment in full of the Stated Principal Balance of any HELOC during the preceding Due Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee or the Custodian is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any HELOC, or in connection with the payment in full of the Stated Principal Balance of any HELOC, the Indenture Trustee or the Custodian, as appropriate, shall, upon request of the Servicer and delivery to the Indenture Trustee and, if applicable, the Custodian of a Request for Release substantially in the form attached hereto as Exhibit B signed by a Servicing Officer, release the related Mortgage File to the Servicer (at the Servicer’s expense) and the Indenture Trustee, on behalf of the Trust, shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee or the Custodian, as appropriate, when the need therefor by the Servicer no longer exists unless the HELOC shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as the case may be.

In order to facilitate the foreclosure of the Mortgage securing any HELOC that is in default following recordation of the Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee, on behalf of the Trust, shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Indenture Trustee, on behalf of the Trust, by the Servicer to assign such HELOC for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the HELOC and deposit the Net Liquidation Proceeds, exclusive of foreclosure profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such HELOC are paid by the Mortgagor and any other defaults are cured, then the Servicer shall, within two Business Days, reassign such HELOC to the Indenture Trustee, on behalf of the Trust, and return the related Mortgage File to the place where it was being maintained. After such reassignment, the Servicer, if requested by such Certificateholders and if offered suitable indemnification and reimbursement for expenses, is authorized to seek a deficiency judgment if permitted by law against the Mortgagor under such liquidated HELOC on behalf of the Certificateholders to the extent of any losses on liquidation of any HELOC.

Section 3.07.     Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee as compensation for its services in connection with servicing the HELOCs. Moreover, additional servicing compensation in the form of income and gain from any investment of funds in the Collection Account, late payment charges, early termination fees or other receipts not required to be deposited in the Collection Account (other than foreclosure profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Noteholders and the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds of the related HELOC.

Section 3.08.	Annual Statement as to Compliance.

(a)          The Servicer will deliver to the Indenture Trustee, the Certificateholders and the Rating Agencies, on or before March 15 of each year, beginning March 15, 2006, an Officer’s Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)          The Servicer shall deliver to the Indenture Trustee, the Certificateholders and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

Section 3.09.     Annual Servicing Report. On or before March 15 of each year, beginning March 15, 2006, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Indenture Trustee, the Certificateholders and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent calendar year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement), that such examination was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

Section 3.10.  Access to Certain Documentation and Information Regarding the HELOCs.

(a)          The Servicer shall provide to the Indenture Trustee, any Noteholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the HELOCs required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.10 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.10 as a result of such obligation shall not constitute a breach of this Section 4.12.

(b)          The Servicer shall supply the Servicing Certificate required by Section 3.14 and such other information in such form as the Indenture Trustee shall reasonably request to the Indenture Trustee and the Paying Agent, on or before the start of the Determination Date preceding the related Payment Date, as is required in the Indenture Trustee’s reasonable judgment to enable the Paying Agent or the Indenture Trustee, as the case may be, to make required distributions and to furnish the required reports to the Noteholders and the Class X Certificateholders.

(c)          The Servicer shall provide to the Class X Certificateholders access to all documentation relating to the HELOCs within the Servicer’s possession upon reasonable request and during normal business hours at the offices of the Servicer.

Section 3.11.     Maintenance of Certain Servicing Insurance Policies. The Servicer shall maintain, at its own expense, a blanket fidelity bond (the “Fidelity Bond”) and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees, or other persons acting in any capacity with regard to the HELOCs to handle funds, money, documents and papers relating to the HELOCs. The Fidelity Bond and errors and omissions insurance policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a HELOC without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.11 requiring the Fidelity Bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Federal Home Loan Mortgage Corporation in the Federal Home Loan Mortgage Corporation’s Seller/Servicer’s Guide. Upon request of the Indenture Trustee (who is under no duty to make such request), the Servicer shall cause to be delivered to the Indenture Trustee a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Indenture Trustee.

Section 3.12.    Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2004, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a HELOC, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

Section 3.13.    Reporting Requirements. For each HELOC, the Servicer will accurately and fully report its borrower credit files to each of Equifax Credit Information Services, Inc., TransUnion, LLC and Experion Information Solution, Inc. (or their successors) in a timely manner on a monthly basis.

Section 3.14.	Matters Relating to MERS Loans.

The Servicer further is authorized and empowered by the Trust and the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, in its own name or in the name of the subservicer, when the Servicer believes it appropriate in its best judgment to register any HELOC on the MERS System, or cause the removal from the registration of any HELOC on the MERS System, to execute and deliver, on behalf of the Trust, the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trust and its successors and assigns.

In connection with the sale and assignment of any MERS Mortgage Loan by the Depositor to the Issuer, the Depositor agrees that it will cause, at the Depositor’s expense, the MERS System to indicate that a security interest in such HELOCs have been assigned by the Depositor to Issuer and from the Issuer to the Indenture Trustee in accordance with the Indenture for the benefit of Securityholders by including (or deleting, in the case of HELOCs which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS System to identify the series of the Notes issued in connection with such HELOCs. The Depositor further agrees that it will not, and will not permit the Originator or the Servicer to, and the Originator and the Servicer agree that they will not, alter the information referenced in this paragraph with respect to any HELOC during the term of this Agreement unless and until such HELOC is repurchased in accordance with the terms of this Agreement. If at any time pursuant to Section 2.03 or Section 2.05 the Originator repurchases a HELOC that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator and shall cause such Mortgage to be removed from registration on the MERS System in accordance with

MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Originator (or any party indicated by the Originator) as the beneficial holder of such HELOC.

In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the HELOCs that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trust and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such HELOC or servicing of such HELOC on the MERS System to the successor Servicer or (y) in causing MERS to designate on the MERS System the successor Servicer as the servicer of such HELOC.

(a)          Servicing Certificate. Not later than seven (7) Business Days prior to each Payment Date, the Servicer shall deliver to the Indenture Trustee, a certificate ( the “Servicing Certificate”) in written form or in the form of computer readable media or such other form as may be agreed to by the Indenture Trustee and the Servicer, together with an Officer’s Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Due Period, the Payment Date, the series number of the Notes, the date of this Agreement, and:

(i)           the aggregate amount of collections received on the HELOCs on or prior to the Determination Date in respect of such Due Period;

(ii)          the aggregate amount of (a) interest remittance amount and (b) principal remittance amount for such Due Period;

(iii)        the principal remittance amount for such Payment Date, separately stating the components thereof;

(iv)         any accrued and unpaid Servicing Fees for previous Due Periods and the Servicing Fee for such Due Period;

(v)          the Stated Principal Balance of the HELOCs as of the end of the preceding Due Period and as of the end of the second preceding Due Period;

(vi)	the aggregate amount of Draws advanced during the previous Due Period;

(vii)       the number and aggregate Stated Principal Balances of HELOCs (A) as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 or more days respectively and (B) that have become REO Property, in each case as of the end of the preceding Due Period; (C) as to which foreclosure proceedings have been commenced, and (D) in bankruptcy and delinquent as of the close of business on the last day of the calendar month preceding such Payment Date;

(viii)      cumulative losses as a percentage of the sum of the aggregate principal balance of the HELOCs;

(ix)         the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

(x)          the amount of any servicing advances made by the Servicer during the related Due Period;

(xi)         the amount, if any, of any Relief Act Interest Shortfalls incurred during the related Due Period;

(xii)       the number and Stated Principal Balances of any HELOCs purchased by the Originator from the Trust pursuant to Section 2.05; and

(xiii)      any other information that the Indenture Trustee may require to perform its duties under the Basic Documents.

The Indenture Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Article IV hereof and in preparing the statements required by Section 6.08, shall have no duty to recompute, recalculate, verify or inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer and the Indenture Trustee. The Servicer shall give notice of any such change to the Rating Agencies.

Section 3.15.    Loan Data Remittance Report. On the seventh Business Day before each Payment Date (the “Loan Data Remittance Date”) by noon Eastern Standard time, the Servicer shall furnish a report (the “Loan Data Remittance Report”) in the form attached as Exhibit D to this Agreement to the Indenture Trustee by electronic medium as agreed to by the Servicer and the Indenture Trustee.

ARTICLE IV

Accounts

Section 4.01.     Payment Account. (a) The Indenture Trustee shall establish and maintain, for the benefit of the Noteholders, the Payment Account as a segregated non-interest bearing trust account or accounts. The Payment Account shall be an Eligible Account. The Indenture Trustee will deposit in the Payment Account as received by the Indenture Trustee, the following amounts:

(i)	Any amounts withdrawn from the Collection Account;

(ii)          Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Indenture Trustee or which were not deposited in the Collection Account;

(iii)        The Repurchase Price with respect to any HELOCs purchased by the Seller pursuant to Sections 2.02 or 2.04 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a substitute HELOC by the Originator; and

(iv)         Any other amounts received by or on behalf of the Indenture Trustee and required to be deposited in the Payment Account pursuant to this Agreement.

(b)          All amounts deposited to the Payment Account shall be held by the Indenture Trustee in trust for the benefit of the Noteholders and the Certificateholders in accordance with the terms and provisions of this Agreement and the Indenture. The requirements for crediting the Payment Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.04(a)(i), (ii), (iii), (iv), (vi), and (vii), need not be credited by the Indenture Trustee or the Servicer to the Payment Account.

(c)	The amount at any time credited to the Payment Account shall be held uninvested.
Section 4.02.	[Reserved].
Section 4.03.	[Reserved].

Section 4.04.     Permitted Withdrawals and Transfers from the Payment Account. (a) The Indenture Trustee will, from time to time on demand of the Servicer, make or cause to be made such withdrawals or transfers from the Payment Account as the Servicer has designated for such transfer or withdrawal pursuant to the Indenture and this Agreement or as the Indenture Trustee has instructed hereunder for the following purposes (limited in the case of amounts due the Servicer to those not withdrawn from the Collection Account) but not in any order of priority:

(i)           to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular HELOC for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such HELOC;

(ii)          to reimburse the Servicer from Insurance Proceeds relating to a particular HELOC for insured expenses incurred with respect to such HELOC and to reimburse the Servicer from Liquidation Proceeds from a particular HELOC for Liquidation Expenses incurred with respect to such HELOC; provided that the Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a HELOC to the extent that (i) any amounts with respect to such HELOC were paid as Excess Liquidation Proceeds pursuant to clause (viii) of this Subsection 4.05 (a) to the Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iii)        to reimburse the Servicer for expenses, costs and liabilities incurred by and reimbursable to it, to the extent that the Servicer has not already reimbursed itself for such amounts from the Collection Account;

(iv)	[Reserved]

(v)          to reimburse or pay the Indenture Trustee, the Owner Trustee and the Servicer any fees or amounts due or expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement, the Indenture, the Custodial Agreement, the Administrative Agreement and the Trust Agreement, to the extent such amounts have not already been previously paid or reimbursed to such party from the Collection Account;

(vi)	to remove amounts deposited in error; and
(vii)	to clear and terminate the Payment Account pursuant to Section 7.10.

(b)          The Servicer shall keep and maintain separate accounting, on a HELOC by HELOC basis, for the purpose of accounting for any reimbursement from the Payment Account pursuant to subclauses (i) through (iv) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Servicer without being deposited in the Payment Account under Section 4.01.

(c)          On each Payment Date, pursuant to Section 3.03 of the Indenture, the Indenture Trustee shall distribute the Available Funds to the extent on deposit in the Payment Account to the Holders of the Notes and to the Certificate Paying Agent for distribution to the Certificates, in accordance with Section 3.03 of the Indenture.

(d)          The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) servicing as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 4.04.

Section 4.05.	Net WAC Cap Rate Carryover Reserve Account.

(a)          On or before the Closing Date, the Indenture Trustee shall establish a segregated, non-interest bearing trust account entitled “Net WAC Cap Rate Carryover Reserve Account” on behalf of the Holders of the Notes. On the Closing Date, the Depositor shall cause an amount equal to the Net WAC Cap Rate Carryover Reserve Account Deposit to be deposited in the Net WAC Cap Rate Carryover Reserve Account. The Net WAC Cap Rate Carryover Reserve Account shall be an Eligible Account. The Net WAC Cap Rate Carryover Reserve Account shall be entitled “Net WAC Cap Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Indenture Trustee, for the benefit of the Securityholders.” On each Payment Date as to which there is a Net WAC Cap Rate Carryover Amount payable to any Class of Notes, the Indenture Trustee shall deposit the amounts distributable pursuant to Section 3.02(a)(5) of the Indenture into the Net WAC Cap Rate Carryover Reserve Account and the Indenture Trustee has been directed by the Class X Certificateholder to distribute amounts in the Net WAC Cap Rate Carryover Reserve Account to the Holders of the applicable Class of Notes in the priorities set forth in Section 3.02(a)(5) of the Indenture. Any amount paid to the Holders of Notes pursuant to the preceding sentence in respect of Net WAC Cap Rate Carryover Amounts shall be treated as distributed to the Class X Certificateholder in respect of the Class X Certificates and paid by the Class X Certificateholder to the applicable Holders of Notes. Any payments to the Holders of Notes in respect of Net WAC Cap Rate Carryover Amounts pursuant to the second preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

(b)          The Net WAC Cap Rate Carryover Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Estate but not an asset of any REMIC. The Indenture Trustee on behalf of the Trust shall be the nominal owner of the Net WAC Cap Rate Carryover Reserve Account. The Class X Certificateholder shall be the beneficial owner of the Net WAC Cap Rate Carryover Reserve Account, subject to the power of the Indenture Trustee to transfer amounts under Section 4.04. Amounts in the Net WAC Cap Rate Carryover Reserve Account shall, at the written direction of the Class X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Payment Date. In the absence of written instructions, amounts on deposit in the Net WAC Cap Rate Carryover Reserve Account shall remain uninvested. All net income and gain from such investments shall be distributed to the Class X Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Payment Date. All amounts earned on amounts on deposit in the Net WAC Cap Rate Carryover Reserve Account shall be taxable to the Class X Certificateholder. Any losses on such investments shall be deposited in the Net WAC Cap Rate Carryover Reserve Account by the Class X Certificateholder out of its own funds immediately as realized.

Section 4.06.	The Certificate Distribution Account.

(a)          The Indenture Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Indenture Trustee on behalf of the Certificateholders a segregated, non-interest bearing trust account (the “Certificate Distribution Account”) entitled “Certificate Distribution Account, Deutsche Bank National Trust Company, as Indenture Trustee, in trust for the holders of GSR Trust 2005-HEL1, Certificates.” The Certificate Distribution Account may be a subaccount of the Payment Account

(b)          On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account all amounts required to be deposited in the Certificate Distribution Account pursuant to Section 4.06 and (vi) and deposit such amount into the Certificate Distribution Account. On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders in respect of the Certificates as provided in the Trust Agreement. On the Payment Date on which the Note Balance is reduced to zero, the Indenture Trustee shall distribute all amounts remaining on deposit in the Certificate Distribution Account to the Certificateholders in respect of the Certificates in order to clear and terminate the Certificate Distribution Account in connection with the termination of this Agreement.

(c)          All distributions made on the Certificates shall be made by wire transfer of immediately available funds to the account of such Certificateholders. The final distribution on the Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the location specified in the notice to the Certificateholders of such final distribution.

(d)          The Indenture Trustee shall hold funds in the Certificate Distribution Account uninvested.

ARTICLE V

The Servicer and the Depositor

Section 5.01.     Liability of the Servicer and the Depositor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

Section 5.02.    Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.03.    Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Noteholders or Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Servicer and any director or officer or employee or agent of the Servicer shall be entitled to be indemnified by the Trust Estate, in accordance with Section 3.03 hereof and shall be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific HELOC (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the HELOCs in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders and Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate and the Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.03. The Servicer’s right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 5.04.    Servicer Not to Resign. Subject to the provisions of Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Depositor and the Indenture Trustee; and (b) each Rating Agency shall have delivered a letter to the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Notes; provided, however, that no such resignation by the Servicer shall become effective until the Indenture Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 5.06, 6.01 and 6.02 and any indemnification obligations, as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Noteholder or Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.

Section 5.05.    Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

Section 5.06.     Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Depositor, the Seller, the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer’s activities or omissions in servicing or administering the HELOCs that are not in accordance with this Agreement or breach of representations and warranties made herein, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. The Issuer shall pay the expenses and provide the protections and indemnities to the Indenture Trustee provided for in Section 5.07 of the Indenture, it being intended that, wherever in such Section 5.07 reference is made “to the extent provided in the Sale and Servicing Agreement,” this Agreement so provides. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 5.06 shall survive termination of this Agreement and the earlier removal or resignation of the Indenture Trustee.

Section 5.07.    Limitation on Liability of the Depositor. None of the directors or officers or employees or agents of the Depositor shall be under any liability to the Trust, the Owner Trustee or the Indenture Trustee, the Noteholders or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Notes; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or breach of representations and warranties made herein, or against any specific liability imposed on such Person in the performance of the duties hereunder. The Depositor shall not be under any liability to the Trust, the Owner Trustee or the Indenture Trustee or the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Depositor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Depositor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE VI

Events of Servicer Termination

Section 6.01.    Events of Servicing Termination. If any one of the following events (“Events of Servicing Termination”) shall occur and be continuing:

(i)           Any failure by the Servicer to deposit in the Collection Account or Payment Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing more than 25% of the Note Principal Balance of the Notes; or

(ii)          Failure on the part of the Servicer duly to observe or perform any covenants or agreements of the Servicer set forth in the Notes or in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing more than 25% of the Note Principal Balance of the Notes;

(iii)        The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(iv)         The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, either the Indenture Trustee or the Holders of Notes evidencing more than 50% of the outstanding Note Principal Balance of the Notes by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders of Notes) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Class X Certificateholders. The Indenture Trustee shall not be deemed to have notice of an Event of Servicing Termination unless a Responsible Officer of the Indenture Trustee has actual knowledge, or has received written notice thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the HELOCs or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer and the Seller, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each HELOC and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the HELOCs. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses. If such costs and expenses are not paid by the predecessor or initial Servicer, as applicable, such costs shall be paid out of the Trust Estate.

Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(i) for a period of one Business Day or under Section 6.01(ii) for a period of thirty (30) days, shall not constitute an Event of Servicing Termination if, as certified by the Servicer to the Indenture Trustee, such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an event of force majeure, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes or floods. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Depositor and the Noteholders and Certificateholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee in writing of any Events of Servicing Termination.

Section 6.02.	Indenture Trustee to Act; Appointment of Successor.

(a)          On and after the time the Servicer receives a notice of an Event of Servicing Termination pursuant to Section 6.01 or resigns pursuant to Section 5.04, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and shall use the same degree of care and skill as is required of the Servicer under this Agreement; provided, however, if the Indenture Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any HELOC, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any liabilities, act or omission of either a predecessor or successor Servicer other than the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Indenture Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Section 6.07 of the Indenture. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under this Agreement and having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies as evidenced by a letter from each such Rating Agency. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on HELOCs in an amount equal to not more than the compensation which the Servicer would otherwise have received pursuant to Section 3.07. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)          Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the HELOCs for the benefit of the Noteholders and the Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.11. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an Insurance Policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein.

Section 6.03.    Notification to Noteholders and Certificateholders. Upon the occurrence of any Event of Servicing Termination of which a Responsible Officer of the Indenture Trustee has actual knowledge or written notice (or any event that with the lapse of time would become an Event of Servicing Termination unless cured), the Indenture Trustee shall promptly notify the Owner Trustee in writing. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VI or Section 3.04, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, Certificateholders (at their respective addresses appearing in the Note Register and in the Certificate Register) and each Rating Agency.

Section 6.04.   Additional Remedies of Indenture Trustee Upon Event of Servicer Termination. During the continuance of any Event of Servicer Termination, so long as such Event of Servicer Termination shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 6.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the

Securityholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Servicer Termination.

Section 6.05.    Waiver of Defaults. The Majority Securityholders may, on behalf of all Securityholders, waive any default or Event of Servicer Termination by the Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Payment Account or the Certificate Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Securities may only be waived with the consent of 100% of the affected Securityholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicer Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.06.    Directions by Securityholders and Duties of Indenture Trustee During Event of Servicer Termination. During the continuance of any Event of Servicer Termination, the Majority Securityholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any Issuer or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor Servicer from its rights and duties as Servicer hereunder) at the request, order or direction of the Majority Securityholders, unless such Majority Securityholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction.

Section 6.07.    Action Upon Certain Failures of the Servicer and Upon Event of Servicer Termination. In the event that a Responsible Officer of the Indenture Trustee shall have actual knowledge or written notice of any action or inaction of the Servicer that would become an Event of Servicer Termination upon the Servicer’s failure to remedy the same after notice, the Indenture Trustee shall give notice thereof to the Servicer.

Section 6.08.	Preparation of Reports.

(a)          Within 15 days after each Payment Date, the Indenture Trustee shall, in accordance with industry standards customary for securities similar to the Securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”), file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Securityholders for such Payment Date as an exhibit thereto. Prior to January 30, 2006, the Indenture Trustee shall, in accordance with industry standards applicable to the Securities, file a Form 15 Suspension Notification with respect to the Issuer, if applicable. Prior to March 31, 2006, the Indenture Trustee shall file (but will not execute) a Form 10-K, in substance conforming to industry standards applicable to the Securities, with respect to the Issuer. The Form 10-K shall include the certification in the form set forth in Exhibit G required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended (the “Form 10-K Certification”) signed by an appropriate party or parties designated by the Depositor (which Form 10-K Certification the Indenture Trustee shall not be required to sign). The Indenture Trustee shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of each year in which a Form 10-K shall be filed. Following its receipt thereof, the Depositor shall execute such Form 10-K and provide the original of such Form 10-K to the Indenture Trustee not later than March 25th (or, if the applicable March 25th is not a Business Day, the next succeeding Business Day) of each year; provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 30th of each year as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission, then the time periods for preparation and execution of such Form 10-K set forth in this sentence shall be adjusted accordingly. Such Form 10-K when filed shall include as exhibits the Servicer’s annual statement of compliance described under Section 4.09 and the accountant’s report described under Section 4.10 in each case to the extent they have been timely delivered to the Indenture Trustee.

(b)          The Indenture Trustee shall have no liability for any delay in filing the Form 10-K due to the failure of such party to timely sign the Form 10-K or Form 10-K Certification. The Indenture Trustee shall have no liability for any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee’s inability or failure to obtain information not resulting from its own negligence, willful misconduct or bad faith. The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute and file the Form 8-K on behalf of the Depositor (other than the Form 10-K and the related Form 10-K Certification). To the extent any certifications pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended, or any similar certifications which may be required to be filed with any Form 8-K, the Depositor shall designate the appropriate party to sign such certification (which shall not be the Indenture Trustee). Such power of attorney shall continue until the earliest of (i) receipt by the Indenture Trustee from the Depositor of written termination of such power of attorney, (ii) the termination of the Issuer, or (iii) the filing of the Form 15 Suspension Notification. The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the HELOCs as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any items other than those specified in this Section 6.08.

(c)          If so requested, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit E for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Indenture

Trustee shall not be required to undertake an analysis of, and shall have no responsibility for, any financial information, accountant’s report, certification or other matter contained therein, except for computations performed by the Indenture Trustee and reflected in distribution reports prepared by it. Nothing in this Section 6.08 shall relieve the Indenture Trustee of its responsibility for the matters as to which it is certifying in the form attached hereto as Exhibit E.

(d)          Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Estate for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

ARTICLE VII

Miscellaneous Provisions

Section 7.01.    Amendment. (a) This Agreement may be amended from time to time by the Issuer, the Depositor, the Servicer, the Originator and the Indenture Trustee, without notice to or the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, addressed to the Indenture Trustee and Owner Trustee, adversely affect in any material respect the interests of any Noteholder or the Certificateholder.

Notwithstanding the foregoing, without the consent of the Noteholders or the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any REMIC created pursuant to the Indenture as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC created pursuant to the Indenture pursuant to the Code that would be a claim against any such REMIC at any time prior to the final redemption of the Notes, provided that the Indenture Trustee and Owner Trustee have been provided an Opinion of Counsel addressed to the Indenture Trustee and Owner Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Indenture Trustee, the Owner Trustee or the Trust Estate, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

(b)          This Agreement may also be amended from time to time by the Issuer, the Seller, the Depositor and the Indenture Trustee, with the consent of the Holders of Notes aggregating at least 51% of Note Principal Balance of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on HELOCs which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate, (ii) reduce the aforesaid percentage of Notes or Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Notes or Certificates then outstanding or (iii) cause any REMIC created pursuant to the Indenture to cease to qualify as a REMIC. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 7.01(b), Notes registered in the name of or held for the benefit of the Issuer, the Depositor or the Indenture Trustee or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Notes.

(c)          Prior to the execution of any amendment hereunder, the Indenture Trustee shall receive an Opinion of Counsel stating that such amendment shall not cause any REMIC created pursuant to the Indenture to cease to qualify as a REMIC. Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Noteholder and the Certificateholder, with a copy to the Rating Agencies.

(d)          In the case of an amendment under Subsection 7.01(b) above, it shall not be necessary for the Noteholders or Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Noteholders or Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

(e)          Prior to the execution of any amendment to this Agreement, the Indenture Trustee or Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Indenture Trustee and Owner Trustee stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee, the Owner Trustee and the Servicer may, but shall not be obligated to, enter into any such amendment which affects its own respective rights, duties or immunities under this Agreement. No Opinion of Counsel delivered hereunder shall be at the cost of the Indenture Trustee.

(f)           Any amendment affecting the rights of the Owner Trustee shall require the Owner Trustee’s written consent, which consent shall not be unreasonably withheld.

Section 7.02.     Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust Estate upon the request in writing of a Noteholder or Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Noteholder or Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Noteholders or Certificateholders or is required by law.

Section 7.03.    Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.04.     Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 85 Broad Street, New York, New York 10004, Attention: [_________________________], telephone number: (212) 902-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Seller, 85 Broad Street, New York, New York 10004, Attention: [_________________________],

telephone number: (212) 902-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Indenture Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (Attention: Trust Administration – GS05L1, telephone number: (714) 247-6000, or such other address as may hereafter be furnished to the other parties hereto in writing; or (iv) in the case of the Issuer, to GSR Trust 2005-HEL1 c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Owner Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration; or such other address as may hereafter be furnished to the other parties hereto in writing; (vi) in the case of the Rating Agencies, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, or such other address as may hereafter be furnished to the other parties hereto in writing. Any notice delivered to the Depositor, the Indenture Trustee, the Issuer or the Owner Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Noteholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Noteholder receives such notice.

Section 7.05.   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or Certificates or the rights of the Noteholders or Certificateholders thereof.

Section 7.06.    Successors and Assigns. The provisions of this Agreement shall be binding upon the parties hereto, the Noteholders, the Certificateholders and their respective successors and assigns. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

Section 7.07.     Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 7.08.   Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 7.09.     Notice to Rating Agencies. The Indenture Trustee, with respect to (a), (b) and (c), and the Servicer, with respect to (d) shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Indenture Trustee has actual knowledge or written notice:

(a)	Any material change or amendment to this Agreement;

(b)	The occurrence of any Events of Servicing Termination that has not been cured;

(c)          The resignation or termination of the Servicer, the Indenture Trustee or the Owner Trustee; and

(d)	Any change in the location of the Collection Account.

Section 7.10.     Termination. The respective obligations and responsibilities of the parties hereto created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.09 thereof and, if applicable, the optional redemption of the Notes pursuant to Section 8.06 thereof. In the event that this Agreement is terminated by reason of the payment or liquidation of all HELOCs or the disposition of all property acquired with respect to all HELOCs under this Section, the Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account all distributable amounts remaining in the Collection Account. Upon the presentation and surrender of the Notes and Certificates, the Indenture Trustee shall distribute to the remaining Noteholders, Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Payment Account. Upon deposit by the Servicer of such distributable amounts, and following such final Payment Date, the Indenture Trustee shall, or shall cause the Custodian to, release promptly to the Issuer or its designee the Mortgage Files for the remaining HELOCs, and the Collection Account and the Payment Account shall terminate, subject to the Indenture Trustee’s obligation to hold any amounts payable to the Noteholders in trust without interest pending final distributions pursuant to the Indenture.

Section 7.11.    No Petition. Each party to this Agreement by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer; provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim. This section shall survive the termination of this Agreement by one year.

Section 7.12.    No Recourse. The Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Agreement.

Section 7.13.    Additional Terms Regarding Indenture. The Indenture Trustee shall have only such duties and obligations under this Agreement as are expressly set forth herein, and no implied duties on its part shall be read into this Agreement. In entering into and acting under this Agreement, the Indenture Trustee shall be entitled to all of the rights, immunities, indemnities and other protections set forth in Article VI of the Indenture.

Section 7.14.    Third Party Beneficiary. The parties hereto agree that the Owner Trustee is a third party beneficiary to this Agreement.

Section 7.15.    Limitation of Liability. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other related documents.

Section 7.16.       Benefit of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 7.17.    Information Verification. In order to comply with its duties under the USA Patriot Act of 2001, the Indenture Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, each such party’s name, address and other identifying information.

IN WITNESS WHEREOF, the Depositor, the Issuer, the Indenture Trustee, the Servicer, the Originator and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP., as Depositor

By:
Name:
Title:

GSR TRUST 2005-HEL1, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of December, 2005 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a[n] ___________________ of GS Mortgage Securities Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF _____________	)

On the 29th day of December, 2005 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a _____________________ of Wilmington Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF ___________	)
	)	ss.:
COUNTY OF ___________	)

On the 29th day of December, 2005 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _____________________ of Deutsche Bank National Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF __________	)
	)	ss.:
COUNTY OF ___________	)

On the 29th day of December, 2005 before me, a notary public in and for said State, personally appeared ______________________, known to me to be a _____________________ of GreenPoint Mortgage Funding, Inc., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF ____________	)
	)	ss.:
COUNTY OF _____________	)

On the 29th day of December, 2005 before me, a notary public in and for said State, personally appeared _______________________ known to me to be a __________________ of Goldman Sachs Real Estate Funding Corp., a New York corporation, the General Partner of Goldman Sachs Mortgage Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[see Exhibit B to Indenture]

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company (the “Indenture Trustee”) [________________] [________________]

Deutsche Bank National Trust Company (the “Custodian”) [________________] [________________]
RE:

Custodial Agreement, dated as of December 29, 2005, by and among Deutsche Bank National Trust Company, as indenture trustee, GS Mortgage Securities Corp., as depositor, Goldman Sachs Mortgage Company, as seller, and Deutsche Bank National Trust Company, as custodian, relating to GSR Trust 2005-HEL1, Mortgage-Backed Notes, Series 2005-HEL1

In connection with the administration of the HELOCs held by the Custodian for the benefit of the Indenture Trustee pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the HELOC described below, for the reason indicated.

This release will not invalidate any insurance coverage provided in respect of the HELOC under any of the Insurance Policies.

Mortgagor Name, Address & Zip Code:

HELOC Number:

Reason for Requesting Documents (check one):

____	1.

Mortgage Paid in Full and proceeds have been deposited into the Collection Account or, in the case of a Repurchase or substitution, the Substitution Adjustment Amount has been deposited into the Collection Account

____	2.	HELOC in foreclosure

____	3.	Repurchase. (The [Servicer] [Indenture Trustee] hereby certifies that the repurchase price has been credited to _________________________.)

____	4.	Other (explain):

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT C

Appendix E

APPENDIX E – Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security	Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan

North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT D

LOAN DATA REMITTANCE REPORT

EXHIBIT E

FORM CERTIFICATION TO BE PROVIDED TO DEPOSITOR

BY THE INDENTURE TRUSTEE

Re:	GSR Trust 2005-HEL1 (the “Trust”)

Mortgage-Backed Notes, Series 2005-HEL1

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Indenture Trustee of the Trust, hereby certify to GS Mortgage Securities Corp. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.            I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2.            Based on my knowledge, the information in these distribution reports prepared by the Indenture Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.            Based on my knowledge, the distribution information required to be provided by the Indenture Trustee under the Sale and Servicing Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement, dated December 29, 2005 (the “Sale and Servicing Agreement”), among Greenwich Capital Financial Products, Inc. as seller, the Depositor as depositor, GreenPoint Mortgage Funding, Inc. as originator and servicer, GSR Trust 2005-HEL1 as issuer and Deutsche Bank National Trust Company as indenture trustee.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:
Date: